QuickLinks -- Click here to rapidly navigate through this document

EXHIBIT 24.1

CONSENT OF INDEPENDENT ACCOUNTANTS

        We consent to the incorporation by reference in this Post-Effective Amendment No. 2 to Registration Statement on Form S-3 of our report dated March 13, 2002, on our audits of the financial statements of Precis, Inc.

MURRELL, HALL, McINTOSH & CO., PLLP.

Norman, Oklahoma
February 24, 2003

QuickLinks

EXHIBIT 24.1 CONSENT OF INDEPENDENT ACCOUNTANTS